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                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 1-11666) pertaining to Genesis Health Ventures, Inc. 1985 Amended and Restated Employee Stock Option Plan of our report dated March 15, 1996, with respect to the combined financial statements of National Health Care Affiliates, Inc. and Related Entities for the year ended December 31, 1995, included in Genesis Health Ventures, Inc. Current Report on Form 8-K dated May 3, 1996, filed with the Securities and Exchange Commission.

                                          /s/  ERNST & YOUNG LLP
                                        --------------------------
                                            ERNST & YOUNG LLP



Buffalo, New York
May 6, 1996